Exhibit 10.14

June 30, 2006

John W. Henry & Company, Inc.
301 Yamato Road, Suite 2200
Boca Raton, Fl. 33431-4931

Attn: Mr. Ken Webster

Re:    Management Agreement Renewals

Dear Mr. Webster:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the ‘‘Management Agreements’’). We are extending the term of the Management Agreements through June 30, 2007 and all other provisions of the Management Agreements will remain unchanged.

•	Shearson Mid-West Futures Fund

•	Shearson Lehman Select Advisors Futures Fund L.P.

•	Smith Barney Mid-West Futures Fund L.P. II

•	Smith Barney Westport Futures Fund L.P.

•	Hutton Investors Futures Fund, L.P. II (HIFF II)

•	AURORA 2001

•	AURORA III

•	Salomon Smith Barney Diversified 2000 Futures Fund L.P.

•	Citibank NA (Alera 100)

•	JWH Strategic Allocation Master Fund LLC

•	Citigroup Diversified Futures Fund

•	CMF Institutional Futures Portfolio LP

June 30, 2006

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC

By:	/s/ Daniel McAuliffe
Daniel McAuliffe Chief Financial Officer & Director

JOHN W. HENRY & COMPANY, INC.

By:	/s/ Ken Webster

Print Name: Ken Webster

DRMcA/sr